UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2012

MEDIVATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32836	13-3863260
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

525 Market Street, 36th Floor

San Francisco, California 94105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 543-3470

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 20, 2012, Medivation, Inc. (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation, as amended (the “September 20 Amendment”), effecting an increase in the total number of authorized shares of capital stock of the Company from 51,000,000 to 86,000,000 and an increase in the total number of authorized shares of common stock of the Company from 50,000,000 to 85,000,000.

On September 21, 2012, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation, as amended (the “September 21 Amendment”), effecting (i) an increase in the total number of authorized shares of capital stock of the Company from 86,000,000 to 171,000,000, (ii) an increase in the total number of authorized shares of common stock of the Company from 85,000,000 to 170,000,000, and (iii) a two-for-one forward split of its common stock effective as of 5:00 p.m., Eastern Time, on September 21, 2012. The September 20 Amendment and the September 21 Amendment were approved by the Company’s stockholders at the annual meeting of stockholders on July 13, 2012.

The September 20 Amendment and the September 21 Amendment are attached hereto as Exhibits 3.1 and 3.2, respectively, and are also incorporated herein by reference.

Item 8.01	Other Events.

On September 24, 2012, the Company issued a press release announcing the forward split. A copy of the press release is attached hereto as Exhibit 99.1 and is also incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation dated September 20, 2012.

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation dated September 21, 2012.

99.1	Press release dated September 24, 2012, entitled “Medivation Effects a 2-for-1 Forward Split of its Common Stock.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIVATION, INC.

Dated: September 24, 2012	By:	/s/ C. Patrick Machado
C. Patrick Machado
Chief Business Officer and Chief Financial Officer

EXHIBIT INDEX

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation dated September 20, 2012.

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation dated September 21, 2012.

99.1	Press release dated September 24, 2012, entitled “Medivation Effects a 2-for-1 Forward Split of its Common Stock.”